SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2005

INTERNATIONAL SMART SOURCING, INC.
  (Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road
Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Item 5.02          Election of Directors; Appointment of Officers

At the meeting of shareholders of the Company held on June 23, 2005, the shareholders of the Company re-elected David Hale, Harry Goodman, David Kassel, Andrew Franzone, Richard Peters and Michael Rakusin to serve as directors of the Company until the 2006 annual meeting of shareholders.

Following the shareholders meeting, the board of directors voted to elect David Hale, Chairman and President of the Company and elected Harry Goodman as Vice President and Secretary.

A copy of a press release announcing the results of the elections is furnished as Exhibit 99.1 to this report.

Exhibits

99.1     Press Release dated June 27, 2005

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2005

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale
Chairman

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Revised Press Release dated June 27, 2005